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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated December 1, 1999, relating to the financial statements and financial statement schedules of Versata, Inc. (formerly Vision Software Tools, Inc.), which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

San Francisco, California

January 14, 2000